                                                                    EXHIBIT 5.1




                                  May 18, 1995




Tekelec
26580 West Agoura Road
Calabasas, California 91302


                 Re:      Tekelec - Registration Statement on Form S-3

Gentlemen:

                 We have acted as securities counsel for Tekelec, a California corporation (the "Company"), in connection with the preparation by the Company of a registration statement on Form S-3 (the "Registration Statement;" Registration No. 33-58551) under the Securities Act of 1933 relating to the registration and public offering (the "Offering") by the Company of 1,750,000 shares of the Company's Common Stock, without par value (the "Firm Shares"). The Offering also involves the grant to the several underwriters of an option to purchase up to an additional 262,500 shares of the Company's Common Stock, without par value (the "Option Shares"), from the Company to cover over-allotments, if any (the Firm Shares and the Option Shares are hereinafter collectively referred to as the "Shares").

                 In connection with the preparation of the Registration Statement, we have examined such documents, instruments, records, certificates and matters as we have considered appropriate and necessary for the rendering of this opinion. We have assumed for the purpose of this opinion the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies, and the genuineness of all signatures thereon.

                 Based on the foregoing and in reliance thereon, it is our opinion that the Shares have been duly authorized and, after the Registration Statement becomes effective and after any post-effective amendment required by law is duly completed, filed and becomes effective (such Registration Statement as it finally becomes effective, or, if required to be post-effectively amended, then as it is so amended, is referred to hereinafter as the "Final Registration Statement"), and when the applicable provisions of "Blue Sky" or other state securities laws shall have been complied with, and when the Shares are issued and sold in accordance with the terms

Tekelec
May 18, 1995
Page 2



described in the prospectus forming a part of the Final Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

                 We hereby consent to the inclusion of our opinion as Exhibit
5.1 to the Registration Statement and further consent to the references to this firm in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission thereunder.

                 This opinion is rendered solely for your benefit in accordance with the subject transaction and is not to be otherwise used, circulated, quoted or referred to without our prior written consent. We are opining herein as to the effect on the subject transaction only of United States federal law and the internal (and not the conflict of law) laws of the State of California, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

                                                   Very truly yours,

                                                   /s/ COUDERT BROTHERS
                                                   -----------------------------

                                                   COUDERT BROTHERS

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